EXHIBIT 5.2
                                                                     -----------



                                [GRAPHIC OMITTED]
                          [LETTERHEAD OF MACLEOD DIXON]


Our File:190291



March 25, 2004



EnCana Holdings Finance Corp.

Dear Sirs:


RE:      ENCANA HOLDINGS FINANCE CORP.


Reference is made to the base shelf short form prospectus (the "Prospectus") forming part of the registration statement on Form F-9 (File No. 333-113732-01) filed by EnCana Holdings Finance Corp. (the "Company") with the U.S. Securities and Exchange Commission.

We hereby consent to the reference to our firm's advice and opinion under the heading "Description of Debt Securities - Enforceability of Judgments" in the Prospectus and to our firm's name under the heading "Legal Matters" in the Prospectus.





                                        Yours truly,

                                        MACLEOD DIXON LLP

                                        "MACLEOD DIXON LLP"



STEBLYH\190291\465143.V1